Exhibit 99.1

Carroll Bancorp, Inc.

FORM OF INSTRUCTIONS

AS TO USE OF

CARROLL BANCORP, INC.

RIGHTS CERTIFICATES

CONSULT REGISTRAR AND TRANSFER COMPANY OR YOUR BANK, BROKER, DEALER

OR OTHER NOMINEE AS TO ANY QUESTIONS

The following instructions relate to a rights offering (the “Rights Offering”) by Carroll Bancorp, Inc., a Maryland corporation (“Carroll Bancorp”), to the holders of record (the “Recordholders”) of its common stock, par value $0.01 per share (the “Common Stock”), as described in the Carroll Bancorp prospectus dated [—] (the “Prospectus”). Recordholders of Common Stock as of 5:00 p.m., Eastern Time, on [—] (the “Record Date”) are receiving, at no charge, non-transferable subscription rights (the “Subscription Rights”) to subscribe for and purchase Units, each Unit consisting of one share of Common Stock of Carroll Bancorp and one non-transferable warrant (collectively, the “Warrants”) to purchase one-half of a share of Common Stock (the “Units”). Carroll Bancorp is offering an aggregate of [—] Units in the Rights Offering.

Each Recordholder will receive one Subscription Right for each share of Common Stock owned of record as of 5:00 p.m., Eastern Time, on the Record Date. The Subscription Rights will expire, if not exercised by 5:00 p.m., Eastern Time, on [—], unless extended to no later than [—] (as it may be extended, the “Expiration Time”). Each Subscription Right allows the holder thereof to subscribe for [—] Unit (the “Basic Subscription Right”) at the cash price of $[—] per whole Unit (the “Subscription Price”). For example, if a Recordholder owned 100 shares of Common Stock as of 5:00 p.m., Eastern Time, on the Record Date, the Recordholder would receive 100 Subscription Rights and would have the right to purchase [—] Units (rounded down to [—] Units, with the total subscription payment being adjusted accordingly, as discussed below) for the Subscription Price.

If a holder purchases all of the Units available to such holder pursuant to the Basic Subscription Right, the holder may also exercise an Over-Subscription Privilege (the “Over-Subscription Privilege”) to purchase a portion of any Units that are not purchased by our stockholders through the exercise of their Basic Subscription Rights (the “Unsubscribed Units”). If, however, over-subscription requests exceed the number of Units available, we will allocate the available Units pro rata among the stockholders exercising the Over-Subscription Privilege in proportion to the number of Units requested by such stockholders and the number of Unsubscribed Units.

Each Recordholder will be required to submit payment in full for all the Units such Recordholder wishes to buy with the Basic Subscription Right and the Over-Subscription Privilege. Because we will not know the total number of Unsubscribed Units prior to the Expiration Time, if a Recordholder wishes to maximize the number of Units purchased pursuant to the Recordholder’s Over-Subscription Privilege, the Recordholder will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of Units available to the Recordholder, assuming that no other Recordholder has purchased any Units pursuant to their Basic Subscription Right.

Fractional Units resulting from the exercise of the Basic Subscription Right and the Over-Subscription Privilege will be eliminated by rounding down to the nearest whole Unit, with the total Subscription Price being adjusted accordingly. Any excess subscription payments received by the Subscription Agent will be returned, without interest or deduction, as soon as practicable.

Carroll Bancorp will not be required to issue the shares of Common Stock and Warrants comprising the Units to you if Registrar & Transfer Company, as Subscription Agent, does not receive your subscription payment and applicable subscription documents by to the Expiration Time, regardless of when you send the subscription payment and related documents. Carroll Bancorp may extend the Expiration Time by giving oral or written notice to the Subscription Agent on or before the Expiration Time. If Carroll Bancorp elects to extend the Expiration Time, it will issue a press release announcing such extension no later the next business day after our board of directors determines to extend the Rights Offering. The Subscription Rights will be evidenced by non-transferable Subscription Rights certificates (the “Rights Certificates”).

The number of Subscription Rights to which you are entitled under your Basic Subscription Right is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise of your Subscription Rights, including any pursuant to the Over-Subscription Privilege, by completing the appropriate portions of your Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided.

YOUR RIGHTS CERTIFICATE AND SUBSCRIPTION PRICE PAYMENT FOR EACH SUBSCRIPTION RIGHT THAT IS EXERCISED PURSUANT TO THE BASIC SUBSCRIPTION RIGHT PLUS THE FULL SUBSCRIPTION PRICE FOR ANY ADDITIONAL UNITS SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION TIME. ONCE A RECORDHOLDER HAS EXERCISED THE BASIC SUBSCRIPTION RIGHT OR THE OVER-SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. SUBSCRIPTION RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION TIME WILL EXPIRE.

1. Method of Subscription-Exercise of Subscription Rights

To exercise Subscription Rights, complete your Rights Certificate and send the properly completed and executed Rights Certificate evidencing such Subscription Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Unit subscribed for pursuant to the Basic Subscription Right plus the full Subscription Price for any Unsubscribed Units you elect to subscribe for pursuant to the Over-Subscription Privilege, to the Subscription Agent, on or prior to the Expiration Time. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Units being subscribed for (a) by personal check drawn upon a United States bank payable to “Registrar and Transfer Company,” (b) cashier’s check drawn on Carroll Community Bank and payable to “Registrar and Transfer Company,” or (c) by wire transfer of immediately available funds, to the account maintained by the Subscription Agent for purposes of accepting subscriptions in the Rights Offering as follows: ABA No. 276-053-5977 further credit to Account No. 031-201-360 at TD Bank, with an account name of “Registrar and Transfer Company As Rights Offering Agent for Various Holders” (the “Subscription Account”). Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by wire transfer. Payments will be deemed to have been received upon (i) receipt by the Subscription Agent of any cashier’s check, (ii) in the case of a personal check, receipt and clearance of such check, or (iii) receipt of collected funds in the Subscription Account designated above. If paying by personal check, please note that the funds paid thereby may take up to seven or more business days to clear. Accordingly, Subscription Rights holders who wish to pay the Subscription Price by means of personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such date.

The Rights Certificate and payment of the Subscription Price must be delivered to the Subscription Agent by one of the methods described below:

By Mail, Hand, Express Mail or Overnight Courier:

Registrar and Transfer Company

10 Commerce Drive

Cranford, NJ 07016

Attn: Reorg/Exchange Department

Telephone Number for Confirmation:

(800) 368-5948 (toll free)

Telephone Number for Information:

(800) 368-5948 (toll free)

E-mail Address for Information:

info@rtco.com

Delivery to an address other than that above does not constitute valid delivery. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested.

By making arrangements with your bank, broker, dealer or other nominee for the delivery of funds on your behalf, you may also request such nominee to exercise the Rights Certificate on your behalf.

If you do not indicate the number of Subscription Rights being exercised, or do not forward full payment of the Subscription Price, then you will be deemed to have exercised your Subscription Rights with respect to the maximum number of whole Units that you may purchase with the aggregate Subscription Price you delivered to the Subscription Agent upon exercise of your Subscription. If your aggregate Subscription Price is greater than the amount you owe for exercise of your Basic Subscription Right in full, you will be deemed to have exercised your Over-Subscription Privilege to purchase the maximum number of Units with your over-payment. If we do not apply your full Subscription Price payment to your purchase of Units, the excess subscription payment received by the Subscription Agent will be returned to you, without interest or deduction, as soon as practicable.

Brokers, dealers, custodian banks and other nominee holders of Subscription Rights who exercise the Basic Subscription Right and the Over-Subscription Privilege on behalf of beneficial owners of Subscription Rights will be required to certify to the Subscription Agent and Carroll Bancorp, in connection with the exercise of the Subscription Rights, as to the aggregate number of Units that are being subscribed for pursuant to the Basic Subscription Right and the number of Units that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Subscription Rights (including such nominee itself) on whose behalf such nominee holder is acting.

Carroll Bancorp can provide no assurances that each Recordholder will actually be entitled to purchase the number of Units issuable upon the exercise of its Over-Subscription Privilege in full at the expiration of the Rights Offering. Carroll Bancorp will not be able to satisfy a Recordholder’s exercise of the Over-Subscription Privilege if all of the stockholders exercise their Basic Subscription Rights in full, and we will only honor an Over-Subscription Privilege to the extent sufficient Units are available following the exercise of Subscription Rights under the Basic Subscription Rights.

•	To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Units available to a Recordholder pursuant to the Over-Subscription Privilege is less than the amount the Recordholder actually paid in connection with the exercise of the Over-Subscription Privilege, the Recordholder will be allocated only the number of Unsubscribed Units available to such Recordholder, as soon as practicable after the Expiration Time, and the Recordholder’s excess subscription payment received by the Subscription Agent will be returned, without interest or deduction, as soon as practicable.

•	To the extent the amount the Recordholder actually paid in connection with the exercise of the Over-Subscription Privilege is less than the aggregate Subscription Price of the maximum number of Unsubscribed Units available to the Recordholder pursuant to the Over-Subscription Privilege, such Recordholder will be allocated the number of Unsubscribed Units for which the Recordholder actually paid in connection with the Over-Subscription Privilege.

2. Issuance of Common Stock and Warrants, Excess Payment Deliveries

The following deliveries and payments will be made to the address shown on the face of your Rights Certificate, unless you provide instructions to the contrary in your Rights Certificate.

(a) Basic Subscription Right. As soon as practicable after the Expiration Time and the valid exercise of Subscription Rights, the Subscription Agent will issue shares of Common Stock and Warrants issuable with respect to Units purchased pursuant to the Basic Subscription Right.

(b) Over-Subscription Privilege. As soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will issue to each Recordholder that validly exercises the Over-Subscription Privilege the number of shares of Common Stock and Warrants, if any, allocated to such Recordholder pursuant to Units purchased pursuant to the Over-Subscription Privilege.

(c) Stock Certificates. As soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will forward to each Recordholder certificates representing the shares of Common Stock issued to such Recordholder pursuant to Sections 2(a) and 2(b) above.

(d) Warrants Certificates. As soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Warrant Agent will forward to each Recordholder certificates representing the Warrants issued to such Recordholder pursuant to Sections 2(a) and 2(b) above.

(e) Excess Subscription Payments. As soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, any excess subscription payments received in payment of the Subscription Price by the Subscription Agent will be mailed to each Recordholder, without interest or deduction.

3. Sale or Transfer of Rights

The Subscription Rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your Subscription Rights to anyone.

4. Execution

(a) Execution by Registered Holder. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

(b) Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

(c) Signature Guarantees. Your signature must be guaranteed by an institution participating in the Medallion Signature program if you specify special delivery instructions in the Rights Certificate.

5. Method of Delivery

The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Recordholder. However, if you elect to exercise your Subscription Rights, Carroll Bancorp urges you to consider using a cashier’s check or wire transfer of funds to ensure that the Subscription Agent receives your funds prior to the Expiration Time. If you send a personal check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared, but if you send a cashier’s check drawn upon Carroll Community Bank or wire or transfer funds directly to the Subscription Agent’s account, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instruments and wire or transfer. Any personal check used to pay for Units must clear the appropriate financial institutions prior to the Expiration Time. The clearing house may require seven or more business days. Accordingly, Recordholders that wish to pay the Subscription Price by means of a personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure such payment is received and clears by such date.

6. Special Provisions Relating to the Delivery of Subscription Rights through the Depository Trust Company

In the case of Rights that are held of record through the Depository Trust Company (“DTC”), exercises of the Basic Subscription Right and of the Over-Subscription Privilege may be effected by instructing DTC to transfer Subscription Rights from the DTC account of such holder to the DTC account of the Subscription Agent, together with certification as to the aggregate number of Units subscribed for pursuant to the Basic Subscription Right and the number of Unsubscribed Units subscribed for pursuant to the Over-Subscription Privilege by each beneficial owner of Subscription Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each Unit subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Privilege.

5